POWER OF ATTORNEY Each person whose signature appears below constitutes and appoints Scott C. Wylie and David R. Weber, and each of them individually, his true or her and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated. Signature Title Date Chairman, Chief Executive Officer, and President of First Western Financial, Inc. ______________, 2025 Scott C. Wylie (Principal Executive Officer) Chief Financial Officer and Treasurer ______________, 2025 David R. Weber (Principal Financial and Accounting Officer) Director, Chief Operating Officer, and President of First Western Trust Bank ______________, 2025 Julie A. Courkamp Director ______________, 2025 Julie A. Caponi Director ______________, 2025 David R. Duncan Director ______________, 2025 Thomas A. Gart Director ______________, 2025 Patrick H. Hamill Director ______________, 2025 Scott C. Mitchell Director ______________, 2025 Luke A. Latimer Director ______________, 2025 Ellen S. Robinson Director ______________, 2025 Mark L. Smith Director ______________, 2025 Joseph C. Zimlich June 6 June 9 June 10 June 8 June 6 June 6 June 10 June 7 June 16 June 6 June 11 June 6 /s/ Scott C. Wylie /s/ David R. Weber /s/ Julie A. Courkamp /s/ Julie A. Caponi /s/ David R. Duncan /s/ Thomas A. Gart /s/ Patrick H. Hamill /s/ Scott C. Mitchell /s/ Luke A. Latimer /s/ Ellen S. Robinson /s/ Mark L. Smith /s/ Joseph C. Zimlich